EXHIBIT NO. 4.2

                             1998 Stock Option Plan
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                                NTN CANADA, INC.
                             1998 STOCK OPTION PLAN

      1.    Introduction

            A. This Plan shall be known as the "1998 Stock Option Plan" (the "Plan") of NTN Canada., Inc., a New York corporation (the "Company"). The purpose of this Plan is to provide a method to give incentive to those persons or entities who, in the sole and absolute discretion of the Board of Directors of the Company (the "Board"), are responsible for the management, growth and/or protection of the business of the Company and who are making and can continue to make substantial contributions to the success of the Company's business including, but not limited to, present and future officers, directors, employees, consultants and professional advisors of the Company or any future Parent (hereinafter defined) or Subsidiary (hereinafter defined) of the Company. It is anticipated that the Plan will encourage such persons and entities to acquire capital stock ownership in the Company, thus giving them a proprietary interest, or increasing their proprietary interest, in the Company, providing them with greater incentive to make and continue to make substantial contributions to the success of the Company's business, and encourage them to continue in the service of, and promote the interests of, the Company and all of its stockholders. Accordingly, the Company periodically will grant to such persons and entities as may be selected as hereinafter provided, options (each an "Option") to purchase shares of Common Stock, par value $.0467 (the "Common Stock") of the Company, subject to the terms and conditions which are hereinafter provided.

            B. All "ISOs" (as hereinafter defined) which the Board, in its sole and absolute discretion, desires to grant must be granted on or before the tenth
(10th) annual anniversary date after the date earlier to occur of (i) when this Plan is adopted by the Board or (ii) when this plan is approved by the Stockholders of the Company (which date shall be set forth on the last page of this Plan).

            C. "Incentive stock options" ("ISO") are options which qualify pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An Option which is granted under this Plan, which is not an ISO, shall be a "Non-Qualified Option". The Stock Option Committee may determine whether options which are granted to employees or non-employees shall be ISOs or Non Qualified Options subject to compliance with applicable laws. Anyone who is not an employee of the Company may only be granted Non-Qualified Options.

            D. The terms "Subsidiary," "Subsidiaries" and "Parent" shall have the same meaning as contained in Section 425 of the Code or under the section or sections of any future law which is in effect when any relevant event occurs and which covers the subject matter of said Code section.


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      2.    Administration of the Plan

            A. This Plan shall be administered by a Stock Option Committee (the "Stock Option Committee") of not less than two (2) persons who shall be appointed by, and serve at the pleasure of the Board and shall only consist of non-employee directors of the Company. The term "Plan Administrators" shall mean the Stock Option Committee. To the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), determinations concerning Options granted to any person who is subject to
Section 16(b) of the Exchange Act shall be made by the Stock Option Committee, all of whose members shall be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The Committee may delegate to officers or employees of the Company or any Subsidiary, the authority, subject to such terms as the Committee may determine, to perform administrative functions and, with respect to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable laws.

            B. For purposes of administrating this Plan, a majority of the Stock Option Committee must be present at a meeting and shall constitute a quorum and acts of a majority of a quorum at a meeting shall be required to be deemed the acts of the Stock Option Committee. In lieu of a meeting, the Stock Option Committee may also act by an instrument which is signed by a majority of the Stock Option Committee.

            C. The Stock Option Committee shall select one (1) Member as Chairman and shall hold meetings when and where they shall deem advisable. The Stock Option Committee shall appoint a Secretary who need not be a Committee Member and who shall maintain a record of its actions, decisions and proceedings. Subject to the provisions hereof, the Stock Option Committee shall:

                  i. select the persons or entities (each a "Grantee") to whom, and the times at which, Options shall be granted;

                  ii. determine the number of shares subject to each Option and its terms;

                  iii. prescribe the form (which shall be consistent herewith) of the instruments evidencing Options which are granted hereunder, which instruments may vary from one another and may be amended periodically as the Stock Option Committee shall deem appropriate;

                  iv. prescribe rules and regulations periodically for implementing this Plan as it may deem advisable, including, but not limited


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                        to, such rules and regulations as it shall deem
                        advisable so that transactions involving Options may qualify for exemption from Section 16(b) of the Exchange Act under such rules and regulations as the Securities and Exchange Commission may promulgate periodically exempting transactions from Section 16(b) and;

                  v. decide every question about the interpretation or application of any provision of this Plan or of any instrument evidencing any Option which is granted under this Plan and may waive any requirement of any such instrument, to the extent which is permitted by law, if the Stock Option Committee determines that such action is consistent with the accomplishment of the purpose of this Plan; provided, however, that for any ISO such a waiver shall be effective only if it does not disqualify the Option as an ISO.

            E. No employee may be granted ISO's which are first exercisable by such employee during any single calendar year (under all plans of the Company, its Parent and all Subsidiaries if such plan meets the qualification for an ISO under Section 422 of the Code requirements) for shares of Common Stock which have an aggregate fair market value (determined at the time the Options are granted) which exceed $100,000 (the "$100,000 limitation"). The $100,000 limitation shall be applied by taking Options into account in the order in which such Options were granted. An employee may exercise Options in a single calendar year for the purchase of shares which exceed the $100,000 limitation if the Options in excess of $100,000 first became exercisable in prior calendar years. For example, if options having an aggregate fair market value of $50,000 are exercisable in 1998 and Options having an aggregate fair market value of $100,000 first become exercisable in 1999, Options having an aggregate fair market value of $150,000 can be exercised in 1999. To the extent that the aggregate fair market value of stock for which ISO's are exercisable for the first time during any calendar year (under all plans of the Company, its Parent and all Subsidiaries) exceeds the $100,000 limitation, the amount of such Options in excess of the $100,000 limitation shall constitute "Non-Qualified" options. If the Code is amended either to increase or decrease the $100,000 limitation and if said amendment is applicable hereto, then the $100,000 limitation shall be deemed to be amended by such amount.

            F. Determinations of the Plan Administrators, if any, shall be reported to the Board at its next meeting following the determination; provided however, that the failure to so report shall not affect any prior valid grant of Options by the Stock Option Committee. The Company shall implement the grant of Options hereunder, pursuant to determinations of the Stock Option Committee, by the execution of instruments in such form as are approved by the Stock Option Committee.


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            G. ISOs and Non-Qualified Options shall be evidenced by an option agreement (the "Option Agreement"). Each Option Agreement shall be signed by the Company and the grantee of the Option (the "Grantee") and shall be in such form as the Stock Option Committee in its sole and absolute discretion, periodically shall designate. The Option Agreement shall state that the Options have been granted subject to the terms of this Plan as a condition pursuant to which the Options have been granted and received and may contain such additional provisions and restrictions as may be approved by the Stock Option Committee; provided, however that such provisions and restrictions are not inconsistent with this Plan. Each Option Agreement shall constitute a binding contract between the Company and the Grantee.

            H. Every action, decision, interpretation or determination by the Plan Administrators with respect to the application or administration of this Plan shall be made in the sole and absolute discretion of the Stock Option Committee subject to compliance with this Plan and, if not inconsistent with this Plan, shall be final and binding upon the Company and each person holding or claiming any right pursuant to this Plan or any Option which is granted pursuant to this Plan.

      3.    Stock Subject to this Plan

            A. The shares of Common Stock to be issued upon exercise of Options which are granted pursuant to this Plan shall be made available, in the sole and absolute discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock which are reacquired by the Company, including shares which are purchased in the open market.

            B. The number of shares of Common Stock which may be granted pursuant to this Plan shall be 1,000,000.

            C. If any Option which is granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall (unless this Plan shall have been terminated) become available for the granting of Options to the same grantee or to other grantees.

            D. If the number of outstanding shares of Common Stock shall be changed through any recapitalization, stock split or stock dividend, or similar transaction, the number and kind of shares of Common Stock for which Options may be granted thereafter pursuant to this Plan and the number of shares of Common Stock subject to Options theretofore granted pursuant to this Plan and the price per share payable upon exercise of such outstanding Options shall be adjusted as determined by the Stock Option Committee so as to reflect such change; provided, however, that no such adjustment shall be made because additional shares of the Common Stock have been issued for services, property or money; provided further, however that if shares of Common Stock are issued


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for services, property, or money, the quantity of such services, property or money shall be deemed to be adequate consideration for purposes of this Paragraph "D" of this Article "3" of this Plan.

            E. If the existence of the Company is terminated because of the dissolution, liquidation, merger or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, every Option held by a person or entity pursuant to this Plan, or because of such person or entity's relationship with the Company, its Parent and all Subsidiaries (the question of whether an Option is held as because of such relationship with the Company, its Parent and all Subsidiaries shall be determined by the Stock Option Committee), shall be canceled simultaneously with the occurrence of such event upon written notice to the Grantees unless the Board shall by resolution provide otherwise; provided, however, that for a period of fifteen (15) days after receiving written notice of the occurrence of such event each such Grantee shall have the right to exercise his, her or its option immediately to the extent it shall not theretofore have been exercised, regardless of whether such Option was then exercisable because of the vesting requirements of Article "7" of this Plan, but in no event may any Option be exercised after the original expiration date of the Option; provided further, however, that any other limitation upon the exercise of such Option which may then be in effect upon the date of exercise shall be applicable.

            F. The granting of an Option under this Plan shall not affect in any way the right or power of the Company, its Parent or a Subsidiary to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

      4.    Eligibility of Grantees; Restricted Stock

            A. An ISO may be granted only to persons who are employees of the Company, its Parent or a Subsidiary. The term "employees" shall include officers who are employees of the Company, its Parent or a Subsidiary and shall include directors who are also employees of the Company, its Parent or a Subsidiary. Any person who is not an employee of the Company may be granted only Non-Qualified Options.

            B. In deciding to whom and for how many shares of Common Stock an Option shall be granted, the Stock Option Committee shall consider the relationship of the Grantee to the Company, the present and potential contributions of the Grantee to the success of the Company, the anticipated number of years of additional service of the Grantee to the Company and such other factors which are deemed relevant by the Stock Option Committee for accomplishing the purpose of this Plan.


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            C. No ISO shall be granted to any person who, after taking into account stock attributed to such individual under Section 424 (d) of the Code owns, at the time when the Option is granted, more than ten (10%) percent of the total combined voting power of all classes of shares of the Company, its Parent or a Subsidiary (the "ten (10%) percent limitation"); provided, however, that the foregoing does not disqualify an ISO whose exercise increases the employee's ownership and voting power from ten (10%) percent or less to more than ten (10%) percent; provided however, that the ten (10%) percent limitation shall not be applicable if the Option price is at least one hundred ten (110%) percent of the fair market value of the shares which are subject to the Option and the Option is exercisable for a period not exceeding five (5) years after it is granted; provided, further, however that if the Code is amended to revise any of the foregoing and if such amendment is applicable to this Plan, then the foregoing shall be deemed amended and modified to comply with such amendment. The foregoing restrictions which are contained in this Paragraph "C" of this Article "4" of this Plan shall not be applicable to Non-Qualified Options.

            D. Any person who has been granted one or more Options under this Plan or otherwise may, if this Plan so allows, be granted one or more additional Options under this Plan.

            E. Non-employee Directors of the Company shall be eligible to receive Options under the Plan only pursuant to the provisions of this Paragraph "E" of this Article "4" of this Plan. Each individual who agrees to become a Non-employee Director on the effective date of this Plan shall be granted, without the exercise of the discretion of any person, a Non-Qualified Option, for the purchase of one thousand five hundred (1,500) shares of Common Stock. Each individual who becomes a Non-Employee Director, following the effective date of this Plan shall, on the date such individual becomes a Non- employee Director, be granted, without the exercise of the discretion of any person, a NonQualified Option for the purchase of one thousand five hundred (1,500) shares of Common Stock. In addition, on the day of each annual stockholders meeting, each individual who is a continuing Non-employee Director upon conclusion of such annual stockholders meeting (other than a Non-employee Director who was first granted an Option pursuant to this Section 6 within ninety (90) days prior to the date of any such annual stockholders meeting) shall receive, without the exercise of the discretion of any person, a NonQualified Option for the purchase of one thousand five hundred (1,500) shares of Common Stock. If there is an insufficient number of shares of Common Stock available under this Plan to allow for the grant to each Non-employee Director of a Non-Qualified Option for the number of shares provided in this paragraph "E" of this Article "6" of this Plan, each Non-Employee Director shall receive a Non-Qualified Option in a pro rata amount to the total number of shares of Common Stock available under this Plan. The exercise price of each share of Common Stock subject to a Non-Qualified Option granted to a Non- Employee Director shall equal the Fair Market Value of a share of Common Stock on the date such Option is granted.


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

            F. Notwithstanding any other provision of this Plan to the contrary, the Stock Option Committee shall have the right, either in addition to or in lieu of the grant of Options, to grant awards of restricted stock ("Restricted Stock") in amounts to be determined in the sole and absolute discretion of the Stock Option Committee.

                  The Stock Option Committee may proscribe that the employees' rights to the Restricted Stock shall be forfeitable or otherwise restricted pursuant to the terms and conditions set forth in this Plan. Such proscription of the Restricted Stock shall not limit the employees' rights with respect to such shares, including, but not limited to the right to receive dividends and vote the Restricted Stock; provided, however, that the Restricted Stock shall be subject to such restrictions on the transfer of stock as may be applicable pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      5.    Option Price

            The exercise price per share of Common Stock under each Option to be granted shall be determined by the Stock Option Committee but shall not be less than the fair market value of the Common Stock if such Option is an ISO and at least eighty five (85%) percent of such value for Non-Qualified options; provided, however, that if the Grantee, at the time the Option is granted, owns more than ten (10%) percent of the total combined voting powers of all classes of stock of the Company, the Option price shall be not less than 110% of the fair market value of the Common Stock if such Option is an ISO. For purposes of this Plan, and subject to the limitations herein, fair market value of the Common Stock on a given date shall be either: (A) if the Common Stock is listed on a national securities exchange or quoted in a inter-dealer quotation system, the last sale price per share of, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by such exchange or system; or (B) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system, as determined by the Stock Option Committee. In no event shall such purchase price be less than the par value of the Common Stock of the Company.

      6.    Nontransferability of Option

            No option granted under this Plan shall be transferable by the Grantee, either voluntarily or by operation of law, otherwise than by the Grantee's last will and testament or the laws of descent and distribution, and no Grantee shall pledge, hypothecate or otherwise create any lien thereon. During the lifetime of any Grantee, an option shall be exercised only by the Grantee or the Grantee's guardian or legal representative if the Grantee is legally incompetent. The Option Agreement shall provide that upon granting Options pursuant to this Plan, the Grantee shall execute and deliver to the Company an


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

Option Agreement in the form annexed hereto as Exhibit "A" in which the Grantee shall represent and warrant that, among other things, the purchase of Common Stock pursuant thereto is for investment only, and not with a view to distribution involving a public offering. Such a provision shall not be required in any Option Agreement if the Option has been registered by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended.

      7.    Exercise of Option

            A. Each option which is granted under this Plan shall by its terms expire at such time as designated by the Stock Option Committee at the time such Option is granted; provided, however, for ISOs such period shall expire not later than ten (10) years from the date when such Options were granted; provided further, however, that if any individual owns, at the time the ISO is granted, shares possessing more than ten (10%) percent of the total combined voting power or value of all classes of shares of the Company, its Parent or Subsidiary as set forth in Paragraph "C" of Article "4" of this Plan, such period shall expire not later than five (5) years from when such ISO was granted. The Plan Administrators may prescribe a longer period for any Non-Qualified option.

            B. Each Option which is granted under this Plan shall become vested after one year of continued employment by the Grantee by the Company, its Parent or a Subsidiary immediately following the date of the grant as follows: one-fourth of the aggregate number of shares subject to the Option shall be vested one year after the date of grant and, cumulatively, an additional one-fourth of the aggregate number of shares subject to the Option shall be vested at the expiration of each year thereafter so that four years after the grant of the Option, each Option shall be fully vested and exercisable, subject to the provisions of the Plan; provided, however, that if any individual owns, at the time the ISO is granted, shares possessing more than ten (10%) percent of the total combined voting power or value of all classes of shares of the Company, its Parent or Subsidiary as set forth in Paragraph "C" of Article "4" of this Plan, ISOs which are first vested at the expiration of the fifth year of continued employment immediately following the date upon which the option is granted may be exercised commencing thirty (30) days prior to the expiration of such fifth year. Notwithstanding the foregoing, the Plan Administrators may declare any other vesting schedule for any Option, provided that no Stock Option may vest prior to the first anniversary of the date of grant. An Option may be exercised only during the continuance of the Grantee's employment, except as otherwise provided in Articles "8" or "9" of this Plan.

            C. A person electing to exercise an Option shall give written notice to the Company in the form annexed hereto as Exhibit "B" which shall include the number of shares to be purchased; provided, however, that no Option may be exercised as to less than 100 shares unless it is exercised as to all of the shares then purchasable pursuant to this Plan. Such notice shall be accompanied by payment to the Company of the full


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purchase price in cash; provided that, if permitted by the Stock Option
Committee, the purchase price may be paid in whole or in part by surrender or delivery to the Company of securities of the Company having a fair market value (determined as provided in Article "5" of this Plan) on the date of exercise which is equal to the portion of the purchase price being so paid. No shares shall be delivered upon exercise of an Option until the requirements of such laws and regulations as may be deemed to be applicable by the Stock Option Committee have been fulfilled. In addition, upon notification of the amount due, and not after delivery to the Grantee of a certificate representing such shares, the Grantee shall pay promptly any amount which is necessary to satisfy federal, state or local tax requirements. The aforesaid notice shall make such representations as to the investment intent of the purchaser, the information to which the purchaser shall have had access, and such other matters as the Stock Option Committee shall require, including, but not limited to, the statement in the form annexed hereto as Exhibit "A" which shall satisfy counsel to the Company that registration under the Securities Act of 1933, as amended, is not required for the issuance of the shares which are to be purchased. The Board may waive the making of such representations if the shares which are being purchased shall have been so registered under the applicable securities laws, but the Company shall have no obligation to any Grantee to effect any such registration.

            D. A legal representative, legatee or distributee of a Grantee shall be deemed to be a holder of any shares upon the Company's receipt of the exercise of any Option by such legal representative, legatee or distributee with payment of the full exercise price, after which time the foregoing legal representative shall have the right to receive any dividends, to vote, and to exercise any other right as a shareholder as to any such shares, notwithstanding the fact that such legal representative shall not have received the certificate or certificates for such shares.

      8.    Termination of Employment; Leave of Absence

            A. Except as otherwise provided in Article "9" hereof, if any Grantee of an ISO under this Plan shall cease for any reason to be an employee of the Company, its Parent or a Subsidiary, for any reason, such Grantee's ISO may be exercised to the extent that the Grantee had the right to exercise such ISO at the date of termination of employment until the earlier of the expiration date of such option or three (3) months after the date of the termination of employment; provided however, that if any employee is terminated for "cause", such ISOs shall terminate on the date of the termination of employment. For purposes of this Plan, "cause" shall mean the employee's fraud, misappropriation or embezzlement.

            B. Except as otherwise provided in Article "9" of this Plan, if any Grantee of a Non-Qualified Option under this Plan shall cease for any reason to have a relationship with the Company, its Parent or a Subsidiary for any reason, such Grantee's Non-Qualified Option may be exercised to the extent that the Grantee had the right to exercise such Non-


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Qualified Option at the date of termination of his, her or its relationship with the Company until the earlier of the expiration date of such Option or three (3) months after the date when the Grantee ceased for any reason to have a relationship with the Company, its Parent or a Subsidiary.

            C. Any Option which is granted hereunder shall not be affected by any change of duties or position of the Grantee; provided, however, that for an ISO, the Grantee shall continue to be an employee of the Company, its Parent or a Subsidiary.

            D. An Option Agreement may contain, to the extent permitted by applicable law, such provisions as the Stock Option Committee shall approve for the determination of when a Grantee terminates his or her relationship with the Company, its Parent or a Subsidiary, and the effect of leaves of absence, which provisions may vary from one Option Agreement to another.

            E. Nothing herein or in any Option Agreement shall confer upon any officer, director, employee or any other person or entity any right to continue in his, her or its position or relationship with the Company, its Parent or a Subsidiary, or affect the right of the Company, its Parent or a Subsidiary, as the case may be, to terminate such position or relationship at any time unless otherwise provided for by agreement with the Company, its Parent or a Subsidiary.

      9.    Retirement with Consent, or Upon the Death or Total Disability of
            Grantee

            If a Grantee shall (A) if an employee, retire with the consent of the Company, its Parent or a Subsidiary, (B) die while he is an officer, director, employee or consultant of or have another relationship with the Company, its Parent or a Subsidiary, (C) become permanently and totally disabled (within the meaning of Section 22(e) (3) of the Code), while he is an officer, director, employee or consultant of, or have another relationship with, the Company, its Parent or a Subsidiary or (D) die within three (3) months after his termination from any such position, such Grantee's Option may be exercised as follows: by the Grantee within three (3) months after the date of his retirement or becoming totally disabled, as the case may be, or by the personal representative of the Grantee within one (1) year after the death of the Grantee while an officer, director, employee or consultant of, or have another relationship with, the Company, its Parent or a Subsidiary or within one (1) year after the death of the Grantee if the Grantee should die within three (3) months after the date of the Grantee's retirement or becoming totally disabled, as the case may be. In no event may any Option be exercised after the original expiration date of the Option and in all events, any Option may be exercised only to the extent that the Grantee was entitled to exercise the Option immediately preceding his termination by retirement, death, disability or otherwise as an officer, director, employee or consultant of, or have another relationship with, the Company, its Parent or a Subsidiary. If an employee retires without the consent of the Company, then the provisions of this Article "9" of this Plan shall not be


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

applicable and the provisions of Article "8" hereof with respect to termination shall be applicable.

      10.   Granting of Options

            The grant of any Option pursuant to this Plan shall be in the sole and absolute discretion of the Stock Option Committee and nothing in this Plan shall be construed to confer upon any person or entity any rights except as specifically set forth in this Plan.

      11.    Indemnification and Exculpation

            A. Each person, who is or shall have been a member of the Stock Option Committee, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense which may be imposed upon or reasonably incurred by such person because of any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts which are paid by such person in settlement thereof (with the Company's prior written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of such person's willful malfeasance or fraud; provided, however, that as a condition precedent to such indemnification, upon the institution of any claim, action, suit or proceeding against such person, such person shall be required to give prompt written notice to the Company of such claim, action, suit or proceeding which notice shall contain a reasonably thorough description of the nature and amount of the claim of indemnification. The Company shall have the right, at its own expense, to participate in and, to the extent if may wish to, assume the defense thereof before such person undertakes said defense. The Company's right to assume the defense of any claim, suit or proceeding shall be a condition precedent to the Company's indemnification obligation and if the Company is not given said right, it shall have no obligation to assume such defense and provide indemnification. If such written notice is not timely provided, the Company shall have no obligation to indemnify such person. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any obligation or power that the Company may have to indemnify such persons or hold harmless such persons, whether pursuant to the Company's By-Laws or otherwise.

            B. Each member of the Board of Directors, and Stock Option Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information which is furnished to the Company by any person or persons other than himself or herself for the administration of this Plan. In no event shall any person who is or shall have been a member of the Board or Stock Option Committee, or an officer or employee of the Company, be liable for any determination made or other action taken or


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

any omission to act in reliance upon any such information, or for any action taken (including the furnishing of information) or any failure to act, if in good faith.

      12.   Tax Withholding

            The Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy any obligation it may have under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted pursuant to this Plan or the sale of Common Stock issued with respect to Options. This authority shall include authority to withhold or receive stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

      13.   Adoption of the Plan

            This Plan shall be deemed to be in effect on the date upon which this Plan has been adopted by the Board of Directors; provided, however, that this Plan shall be deemed null and void unless the holders of a majority of the Common Stock shall approve of and consent to such adoption within one (1) year after the date of Board approval.

      14.   Amendment and Termination of Plan

            A. The Board of Directors may at any time terminate, or from time to time modify or suspend, this Plan. The Board may make such amendments and modifications as it deems advisable, in its sole and absolute discretion, except that the Board of Directors may not, without approval of the Stockholders increase the total number of shares with respect to which Options may be granted under this Plan, except as may be effected pursuant to the provisions of Article "3" hereof or change the class of employees who are eligible to be granted ISOs under this Plan; provided, however, that if the Code is amended to revise any provision which is contained in this Plan regarding ISOs, then the foregoing shall be deemed amended and modified to comply with such amendment and provided, further, however, that if any shareholder approval is necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) such shareholder approval shall be obtained in compliance with each of such laws. In addition, the Plan may not be amended more than once every six months, other than to comply with changes to the Code, Employee Retirement Income Security Act, or the rules and regulations promulgated under each of such laws.

            B. No amendment, modification or termination hereof shall in any manner affect any Option theretofore granted under this Plan without the consent of the Grantee.


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

            C. Unless sooner terminated, no ISOs shall be granted pursuant to this Plan after the tenth (10th) anniversary date of the date upon which this Plan is adopted by the Board; provided, however, that any and all options which are granted under this Plan shall continue in full force and effect until terminated in accordance with the terms and conditions of this Plan.


Date on which this Plan was
Approved by the Stockholders
of the Company:


  February 27, 1998
----------------------------


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